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Exhibit 3(f)

                            CERTIFICATE OF AMENDMENT                     [STAMP]
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ENCORE COMPUTER CORPORATION

       ENCORE COMPUTER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware,

       DOES HEREBY CERTIFY;

       FIRST: That Article FOURTH of the Certificate of Incorporation be and it hereby is amended to read as follows:

       FOURTH: The total number of shares to stock which the corporation shall have the authority to issue is 50,000,000, of which 40,000,000 shares shall be Common Stock, $.01 par value, and 10,000,000 shares shall be Preferred Stock, $.01 par value. The Preferred Stock may be divided into, and may be issued from time to time in, one or more series. The board of directors is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series, and to fix and alter the number of shares comprising any such series and the designation thereof.

       SECOND: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, said ENCORE COMPUTER CORPORATION has caused this certificate to be signed by a Vice President, as of the 8/th/ day of February, 1985, and attested by its Assistant Secretary.

                                              ENCORE COMPUTER CORPORATION

                                              By  /s/ Henry Burkhardt
                                                 -------------------------------
                                                 Vice President, Henry Burkhardt


ATTESTED:

Cameron Read, Assistant Secretary
----------------------------------
Assistant Secretary, Cameron Read